PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1915


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $500,000,000         Original Issue Date:  March 9, 2000

CUSIP Number:     59018S 4P6           Stated Maturity Date: March 12, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:          3750
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:           One Month      Minimum Interest Rate:   Not Applicable

Spread:                   -0.040%        Maximum Interest Rate:   Not Applicable

Initial Interest Rate:    TBD            Spread Multiplier:       Not Applicable


Interest Reset Dates:     Monthly, on the 12th, subject to modified following
                          business day convention.

Interest Payment Dates:   Monthly,  on the 12th,  commencing  on April 12,  2000
                          subject to modified following business day convention.

Repayment at the
Option of the Holder:     The  Notes  cannot  be  repaid  prior  to  the  Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The  Notes  cannot  be  redeemed  prior to the  Stated
                          Maturity Date.

Form:                     The  Notes  are  being  issued  in  fully   registered
                          book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    March 6, 2000